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                                                                   Exhibit a(3)

                         CITIFUNDS INTERNATIONAL TRUST

                          AMENDMENT TO ESTABLISHMENT
                          AND DESIGNATION OF CLASSES

     The undersigned, being a majority of the Trustees of CitiFunds International Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.9(i) of the Trust's Declaration of Trust dated August 7, 1990, as amended (the "Declaration"), do hereby amend the Trust's existing Establishment and Designation of Classes in order to divide the Shares of its series Smith Barney International Growth Fund (the "Fund") into two additional Classes of Shares, as follows:

     1. The Classes of Shares of the Fund shall be as follows:

     The two new Classes of Shares of the Fund are designated "Class L Shares," and "Class Y Shares."

        The two existing Classes of Shares of the Fund are as follows:

        "Class A Shares" and "Class B Shares".

     2. Each Class of Shares of the Fund shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

     3. The number of Shares of each Class of the Fund designated hereby shall be unlimited.

     4. The purchase price of each Class of Shares of the Fund, the method of determination of the net asset value of each Class of Shares, the price, terms and manner of redemption of each Class of Shares, any conversion or exchange feature or privilege of any Class of Shares, and the relative dividend rights of the holders of each Class of Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Fund, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

     5. Each Class of Shares of the Fund shall bear the expenses of payments under any distribution, service, and shareholder servicing agreements entered into by or on behalf of the Fund with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, as amended, or any rule or order issued
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thereunder and applicable to the Trust or the Fund (the "1940 Act").

     6. As to any matter on which shareholders are entitled to vote, each Class of Shares of the Fund shall vote together as a single class; provided however, that notwithstanding the provisions of Section 6.8 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of the Classes in the matter are not materially different, then the Shares of those Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the affected Class shall be entitled to vote.

     7. The designation of each Class of Shares of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Fund.

     8. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby without any action or consent of the Shareholders.

     9. At any time that there are no Shares outstanding of a particular Class of the Fund previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Class.

     10. This Amendment to Establishment and Designation of Classes shall become effective as of ___________________.
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment to
Establishment and Designation of Classes (which may be on one or more separate counterparts) as of the _____ day of June, 2000.


_______________________________             _______________________________
PHILIP W. COOLIDGE                          RILEY C. GILLEY
As Trustee and Not Individually             As Trustee and Not Individually



_______________________________             _______________________________
DIANA R. HARRINGTON                         SUSAN B. KERLEY
As Trustee and Not Individually             As Trustee and Not Individually



_______________________________             _______________________________
HEATH B. MCLENDON                           C. OSCAR MORONG, JR.
As Trustee and Not Individually             As Trustee and Not Individually



_______________________________
E. KIRBY WARREN
As Trustee and Not Individually